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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
Big City Radio, Inc.:

    The audit referred to in our report dated March 20, 1998, included the related financial statement schedule as of December 31, 1997, and for each of the years in the two-year period then ended, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

    We consent to the use of our reports included herein related to the audits of Big City Radio, Inc., WZVU and WVVX and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                                          /s/ KPMG Peat Marwick LLP
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                                          KPMG Peat Marwick LLP


Los Angeles, California
May 29, 1998